Exhibit 99.1

Computer Horizons Shareholders Approve Sales of Chimes, Inc. Unit and Commercial Division

More Than 73% of Outstanding Shares Voted to Approve Transactions and Plan of Liquidation

MOUNTAIN LAKES, N.J., Feb. 14 /PRNewswire-FirstCall/ -- Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced that the sales of Chimes, Inc. to an affiliate of Axium International and CHC’s Commercial Division to Allegis Group were approved at a Special Meeting of Shareholders on February 14, 2007. In addition, at the Special Meeting of Shareholders, common stockholders of Computer Horizons voted to approve a proposed plan of complete liquidation and dissolution of the Company. The Company expects the sale transactions to close on Friday, February 16, 2007.

On October 18, 2006, Computer Horizons announced that it signed a definitive asset purchase agreement to sell its Chimes business unit to Axium International, Inc. The sale price is $80 million in cash for substantially all of the assets of Chimes, excluding operating cash and marketable securities.

On November 7, 2006, Computer Horizons signed a definitive agreement to sell its Commercial Services business to TEKsystems, Inc.(R) (“TEKsystems”), a wholly-owned subsidiary of Allegis Group, Inc. (R), a privately-held staffing and services firm. The transaction is valued at $57 million for substantially all of the assets of the Commercial business.

The Company will be liquidated after among other things, a full transition to the new Chimes and Commercial owners and a wind down of corporate assets and people not included in these two transactions, which is expected to include significant costs. The net gain on the various transactions will result in the payment of a relatively minimal amount of taxes due to the significant tax loss carryforwards. An initial distribution of between $3.80 and $4.00 is expected to be made this quarter.

About Computer Horizons Corp.

Computer Horizons Corp. (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom, consumer packaged goods. CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions. For more information on Computer Horizons, visit www.computerhorizons.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost reduction initiatives, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	David Reingold/Lauren Felice
Investor Relations, Marketing
Computer Horizons Corp.
(973) 299-4105/(917) 575-7265
dreingold@computerhorizons.com
lfelice@computerhorizons.com

 SOURCE  Computer Horizons Corp.
          -0-                                        02/14/2007
          /CONTACT:  Investor Relations, Marketing: David Reingold, +1-973-299-4105, dreingold@computerhorizons.com, or Lauren Felice, +1-917-575-7265, lfelice@computerhorizons.com, both of Computer Horizons Corp./
          /Web site:  http://www.computerhorizons.com /